UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2010 (June 9, 2010)
ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path, New Albany, Ohio	43054

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 283-6500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On June 9, 2010, Abercrombie & Fitch Co. (the “Registrant”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at the Registrant’s executive offices located at 6301 Fitch Path, New Albany, Ohio. At the close of business on April 13, 2010, the record date for the Annual Meeting, there were a total of 88,196,508 shares of Class A Common Stock, par value $0.01 per share (the “Common Stock”), of the Registrant outstanding and entitled to vote. At the Annual Meeting, 77,905,980 or 88.33% of the outstanding shares of Common Stock entitled to vote were represented by proxy or in person and, therefore, a quorum was present.
The vote on proposals presented for stockholder vote at the Annual Meeting was as follows:
Proposal 1 — Election of Directors

				Broker
	Votes For	Votes Withheld	Abstentions	Non-Votes
Class of 2013
Edward F. Limato	37,529,491	35,527,344	336,931	4,512,214
Robert A. Rosholt	54,177,661	18,985,379	230,726	4,512,214
Craig R. Stapleton	41,476,517	31,580,701	336,548	4,512,214

Class of 2011
Elizabeth M. Lee	70,992,509	2,169,763	231,494	4,512,214
Each of Edward F. Limato, Robert A. Rosholt and Craig R. Stapleton was elected as a director of the Registrant to serve for a term of three years to expire at the Annual Meeting of Stockholders to be held in 2013. Elizabeth M. Lee was elected as a director of the Registrant to serve for a term to expire at the Annual Meeting of stockholders to be held in 2011.
In addition, then incumbent directors whose terms of office continued after the Annual Meeting were: Lauren J. Brisky and Archie M. Griffin, whose terms will continue until the 2011 Annual Meeting of Stockholders and James B. Bachmann, Michael S. Jeffries and John W. Kessler whose terms will continue until the 2012 Annual Meeting of Stockholders.
Proposal 2 — Ratification of Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Registrant for the fiscal year ending January 29, 2011.

				Broker
	Votes For	Votes Against	Abstentions	Non-Votes
Beneficial Holders of Common Stock	76,887,189	737,488	237,763	N/A
Registered Holders of Common Stock	41,213	676	1,651	N/A

Total	76,928,402	738,164	239,414	N/A

Proposal 3 — Approval of the Abercrombie & Fitch Co. 2010 Long-Term Incentive Plan.

				Broker
	Votes For	Votes Against	Abstentions	Non-Votes
Beneficial Holders of Common Stock	26,125,260	46,594,159	630,807	4,512,214
Registered Holders of Common Stock	28,163	12,204	3,173	N/A

Total	26,153,423	46,606,363	633,980	4,512,214

Proposal 4 — Stockholder proposal, described under the caption “STOCKHOLDER PROPOSAL NO. 1” in the Registrant’s definitive Proxy Statement dated May 10, 2010, urging the Registrant’s Board of Directors to adopt a policy that the Chairman of the Board be a director who is independent from the Registrant.

				Broker
	Votes For	Votes Against	Abstentions	Non-Votes
Beneficial Holders of Common Stock	19,788,805	53,181,768	379,653	4,512,214
Registered Holders of Common Stock	15,834	25,297	2,409	N/A

Total	19,804,639	53,207,065	382,062	4,512,214

Proposal 5 — Stockholder proposal, described under the caption “STOCKHOLDER PROPOSAL NO. 2” in the Registrant’s definitive Proxy Statement dated May 10, 2010, urging the Registrant’s Board of Directors to take necessary steps (except those steps that must be taken by stockholders) to eliminate the classification of the Registrant’s Board of Directors and to require that all directors stand for election annually.

				Broker
	Votes For	Votes Against	Abstentions	Non-Votes
Beneficial Holders of Common Stock	55,292,169	17,679,495	378,562	4,512,214
Registered Holders of Common Stock	15,179	24,808	3,553	N/A

Total	55,307,348	17,704,303	382,115	4,512,214

The Registrant’s Board of Directors intends to review the appropriate steps that must be taken in order to eliminate the classification of the Registrant’s Board of Directors and to require that all directors stand for election annually, and the Board of Directors intends to submit an appropriate proposal in this regard to the stockholders of the Registrant for their consideration at the 2011 Annual Meeting of Stockholders. As contemplated by “STOCKHOLDER PROPOSAL NO. 2,” such declassification would be completed in a manner that does not affect the unexpired terms of directors.
Proposal 6 — Stockholder proposal, described under the caption “STOCKHOLDER PROPOSAL NO. 3” in the Registrant’s definitive Proxy Statement dated May 10, 2010, urging the Registrant’s Board of Directors to (1) adopt and disclose a code of vendor conduct, based on the ILO standards; (2) establish an independent monitoring process that assesses adherence to these standards; and (3) prepare an annual report, at a reasonable cost, omitting proprietary information, on adherence to the supplier code, the first such report to be completed by October 2010.

				Broker
	Votes For	Votes Against	Abstentions	Non- Votes
Beneficial Holders of Common Stock	17,014,435	34,841,436	21,494,355	4,512,214
Registered Holders of Common Stock	9,853	30,141	3,546	N/A

Total	17,024,288	34,871,577	21,497,901	4,512,214

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.
Dated: June 9, 2010	By:	/s/ David S. Cupps
David S. Cupps
Senior Vice President, General Counsel and Secretary